Exhibit 99.1

NEWS FROM

For more information contact:

Kate Lowrey - VP of Investor Relations

(314) 213-7277 / klowrey@escotechnologies.com

ESCO REPORTS THIRD QUARTER FISCAL 2023 RESULTS

- Q3 GAAP EPS $1.08 / Adjusted EPS $1.09 -

- Q3 Sales increase 14% to $249 Million –

ST. LOUIS, August 8, 2023 – ESCO Technologies Inc. (NYSE: ESE) (ESCO, or the Company) today reported its operating results for the third quarter ended June 30, 2023 (Q3 2023).

Operating Highlights

•	Q3 2023 GAAP EPS increased 21 percent to $1.08 per share compared to $0.89 per share in Q3 2022. Q3 2023 Adjusted EPS increased 22 percent to $1.09 per share compared to $0.89 per share in Q3 2022.

•	Q3 2023 Sales increased $29.6 million (13.5 percent) to $248.7 million compared to $219.1 million in Q3 2022.

•	Q3 2023 Entered Orders decreased $41.6 million (16 percent) versus the prior year period to $213.3 million (book-to-bill of 0.86x), resulting in ending backlog of $705 million. Continuing strength in commercial aerospace, utilities and renewables orders were more than offset by timing related to a few large orders in Q3 2022 that did not repeat.

•	Net cash provided by operating activities was $29 million YTD 2023. Cash flow improved in the quarter but was negatively impacted by higher working capital requirements (higher accounts receivable related to increased sales and higher inventory related to timing and supply chain issues), along with higher interest and tax payments compared to the prior year.

•	Net debt (total borrowings less cash on hand) was $92 million, resulting in a 0.71x leverage ratio and $595 million in liquidity at June 30, 2023.

Bryan Sayler, Chief Executive Officer and President, commented, “Q3 was another strong quarter with a number of positive developments. Sales increased 14 percent on the strength of continuing momentum in our aerospace, utility, and renewables end-markets. A&D and USG both again delivered double digit revenue growth and our Adjusted EBIT and Adjusted EPS both increased over 20 percent compared to the prior year. We delivered 130 basis points of Adjusted EBIT margin improvement, driven by leverage on aerospace and USG revenue growth, and at Test where we did a great job delivering higher margins on lower sales.

“My transition to the CEO role has gone very well. The quality of our businesses continues to shine and it’s a pleasure to work with such a talented team. We have a committed group of employees that work diligently to drive growth and deliver solid operating results for our company and our shareholders. I want to thank our employees for their dedication as we all work and grow together as a team.”

Segment Performance

Aerospace & Defense (A&D)

•	Sales increased $10.9 million (12 percent) to $103.5 million in Q3 2023 from $92.6 million in Q3 2022. Sales growth was driven by commercial and defense aerospace, partially offset by lower Navy and space sales in the quarter. Commercial aerospace increased $7.6 million (24 percent) and defense aerospace increased $6.7 million (54 percent) in the quarter.

•	Q3 2023 EBIT increased $1.0 million to $21.7 million (20.9 percent margin) from $20.7 million (22.4 percent margin) in Q3 2022. There were no adjustments to earnings in either period. The Q3 margin was negatively impacted by lower space and Navy volume and margin erosion on certain space development contracts, which more than offset leverage on aerospace growth in the quarter.

•	Entered Orders decreased $28 million (26 percent) to $82 million in Q3 2023 compared to $110 million in Q3 2022. The decrease was primarily driven by a $30 million space order (SLS long lead material) that occurred in Q3 2022. Aerospace order strength continued but was mostly offset by a shift in the timing of Virginia Class submarine orders to later in the year. Ending backlog of $414 million has increased $5 million compared to the prior year end.

Utility Solutions Group (USG)

•	Sales increased $22.8 million (34 percent) to $90.0 million in Q3 2023 from $67.2 million in Q3 2022. Doble’s sales increased by $17.6 million (32 percent) driven by a strong quarter for services, offline testing, protection testing and condition monitoring. NRG sales increased $5.2 million (45 percent) on continued broad strength across the renewables end-market.

•	EBIT increased $7.3 million in Q3 2023 to $20.4 million from $13.1 million in Q3 2022. Adjusted EBIT increased $7.4 million (56 percent) in Q3 2023 to $20.5 million (22.8 percent margin) from $13.1 million (19.5 percent margin) in Q3 2022. Margins were favorably impacted by leverage on higher revenue and price increases, partially offset by the impacts of wage and material cost inflation and increased commissions, travel, and tradeshow expenses.

•	Entered Orders increased $11 million (15 percent) to $86 million in Q3 2023. Doble orders increased by $2 million (3 percent) and NRG orders increased by $9 million (67 percent). The strength in renewables orders was driven by continuing momentum in wind and solar project pipelines. Ending backlog of $138 million has increased $10 million compared to the prior year end.

Test

•	Sales decreased $4.0 million (7 percent) to $55.3 million in Q3 2023 from $59.3 million in Q3 2022. Lower test and measurement volume in China and the U.S and lower filter sales domestically were partially offset by a strong quarter in EMEA and increased service revenue.

•	EBIT increased $0.2 million in Q3 2023 to $8.6 million (15.6 percent margin) from $8.4 million (14.1 percent margin) in Q3 2022. There were no adjustments in either period. The Q3 margin improvement was driven by price increases and cost reduction efforts, which more than offset the impact of lower volume and wage and material cost inflation.

•	Entered Orders decreased $24.4 million to $45.9 million in Q3 2023 compared to $70.3 million in Q3 2022. The decrease was primarily due to several large test and measurement orders booked in Q3 2022, and lower test and measurement orders in China related to the resurgence of COVID earlier this year. Ending backlog of $153 million has decreased $5 million compared to the prior year end.

Share Repurchase Program

During Q3 2023, the Company repurchased approximately 2,000 shares for $0.2 million. Year-to-date, the company has repurchased approximately 140,000 shares for $12.4 million.

Dividend Payment

The next quarterly cash dividend of $0.08 per share will be paid on October 17, 2023 to stockholders of record on October 3, 2023.

Business Outlook – 2023

On the strength of our results year-to-date and our expectations for the fourth quarter, we are again raising our full year earnings guidance. We expect Q4 Adjusted EPS in the range of $1.17 to $1.23 which results in Adjusted 2023 EPS in the range of $3.62 to $3.68 (13 to 15 percent growth). This is based on sales in a range of $940 to $950 million (10 to 11 percent annual growth).

Conference Call

The Company will host a conference call today, August 8, at 4:00 p.m. Central Time, to discuss the Company’s Q3 2023 results. A live audio webcast and an accompanying slide presentation will be available on ESCO’s investor website at https://investor.escotechnologies.com. For those unable to participate, a webcast replay will be available after the call on ESCO’s investor website.

Forward-Looking Statements

Statements in this press release regarding Management’s expectations for fiscal 2023, the effects of continuing inflationary pressures, higher interest rates, pressures related to supply chain performance and labor shortages; our expectations and guidance for 2023 including sales and sales trends; revenues and revenue growth, earnings and Adjusted EPS, Adjusted EBIT and Adjusted EBITDA margin; the effects of acquisitions; and any other statements which are not strictly historical, are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. securities laws.

Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update them except as may be required by applicable laws or regulations. The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including but not limited to those described in Item 1A, “Risk Factors”, of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022; the effects of a resurgence of the COVID-19 pandemic, or the emergence of another pandemic, including labor shortages, facility closures, shelter in place policies or quarantines, material shortages, transportation delays, termination or delays of Company contracts, and the inability of our suppliers or customers to perform; the impacts of climate change and related regulation of greenhouse gases; the impacts of natural disasters on the Company’s operations and those of the Company’s customers and suppliers; the timing and content of future contract awards or customer orders; the appropriation, allocation and availability of Government funds; the termination for convenience of Government and other customer contracts or orders; weakening of economic conditions in served markets; the success of the Company’s competitors; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties; the success of the Company’s acquisition efforts; delivery delays or defaults by customers; performance issues with key customers, suppliers and subcontractors; changes in the costs and availability of certain raw materials; labor disputes; changes in U.S. tax laws and regulations; other changes in laws and regulations including but not limited to changes in accounting standards and foreign taxation; changes in interest rates; costs relating to environmental matters arising from current or former facilities; uncertainty regarding the ultimate resolution of current disputes, claims, litigation or arbitration; and the integration of recently acquired businesses.

Non-GAAP Financial Measures

The financial measures EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA and Adjusted EPS are presented in this press release. The Company defines “EBIT” as earnings before interest and taxes, “EBITDA” as earnings before interest, taxes, depreciation and amortization, “Adjusted EBIT” and “Adjusted EBITDA” as excluding the net impact of the items described in the attached Reconciliation of Non-GAAP Financial Measures, and “Adjusted EPS” as GAAP earnings per share (EPS) excluding the net impact of the items described and reconciled in the attached Reconciliation of Non-GAAP Financial Measures.

EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA and Adjusted EPS are not recognized in accordance with U.S. generally accepted accounting principles (GAAP). However, Management believes EBIT, Adjusted EBIT, EBITDA and Adjusted EBITDA are useful in assessing the operational profitability of the Company’s business segments because they exclude interest, taxes, depreciation and amortization, which are generally accounted for across the entire Company on a consolidated basis. EBIT and EBITDA are also measures used by Management in determining resource allocations within the Company as well as incentive compensation. The presentation of EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA and Adjusted EPS provides important supplemental information to investors by facilitating comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP.

About ESCO Technologies

ESCO is a global provider of highly engineered products and solutions serving diverse end-markets. It manufactures filtration and fluid control products for the aviation, Navy, space, and process markets worldwide and composite-based products and solutions for Navy, defense, and industrial customers. ESCO is the industry leader in RF shielding and EMC test products; and provides diagnostic instruments, software and services to industrial power users and the electric utility and renewable energy industries. Headquartered in St. Louis, Missouri, ESCO and its subsidiaries have offices and manufacturing facilities worldwide. For more information on ESCO and its subsidiaries, visit the Company’s website at www.escotechnologies.com.

  ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

 (Dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
Net Sales	$248,749		219,066
Cost and Expenses:
Cost of sales	147,274		134,454
Selling, general and administrative expenses	55,376		47,479
Amortization of intangible assets	7,132		6,406
Interest expense	2,495		1,331
Other expenses (income), net	966		(106)
Total costs and expenses	213,243		189,564

Earnings before income taxes	35,506		29,502
Income tax expense	7,563		6,329

Net earnings	$27,943		23,173

Diluted - GAAP	$1.08		0.89

Diluted - As Adjusted Basis	$1.09	(1)	0.89

Diluted average common shares O/S:	25,827		25,950

(1)	Q3 2023 Adjusted EPS excludes $0.01 per share of after-tax charges consisting mainly of Corporate acquisition related costs.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

 (Dollars in thousands, except per share amounts)

	Nine Months Ended June 30, 2023		Nine Months Ended June 30, 2022
Net Sales	$683,386		601,004
Cost and Expenses:
Cost of sales	415,953		371,134
Selling, general and administrative expenses	160,555		142,073
Amortization of intangible assets	21,023		19,383
Interest expense	6,422		3,084
Other expenses (income), net	1,678		(677)
Total costs and expenses	605,631		534,997

Earnings before income taxes	77,755		66,007
Income tax expense	17,207		14,727

Net earnings	$60,548		51,280

Diluted - GAAP	$2.34		1.97

Diluted - As Adjusted Basis	$2.45	(1)	2.00	(2)

Diluted average common shares O/S:	25,890		26,050

(1)	YTD Q3 2023 Adjusted EPS excludes $0.11 per share of after-tax charges consisting of $0.06 of executive management transition costs at Corporate, $0.02 of CMT acquisition inventory step-up charges, $0.02 of restructuring charges within the A&D segment and $0.01 of Corporate acquisition related costs.

(2)	YTD Q3 2022 Adjusted EPS excludes $0.03 per share of after-tax charges associated with the Altanova & NEco acquisition inventory step-up charges and Corporate acquisition related costs.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Business Segment Information (Unaudited)

(Dollars in thousands)

	GAAP		As Adjusted
	Q3 2023	Q3 2022	Q3 2023	Q3 2022
Net Sales
Aerospace & Defense	$103,469	92,606	103,469	92,606
USG	89,966	67,201	89,966	67,201
Test	55,314	59,259	55,314	59,259
Totals	$248,749	219,066	248,749	219,066

EBIT
Aerospace & Defense	$21,665	20,738	21,665	20,738
USG	20,351	13,135	20,481	13,135
Test	8,643	8,354	8,643	8,354
Corporate	(12,658)	(11,394)	(12,438)	(11,394)
Consolidated EBIT	38,001	30,833	38,351	30,833
Less: Interest expense	(2,495)	(1,331)	(2,495)	(1,331)
Less: Income tax expense	(7,563)	(6,329)	(7,643)	(6,329)
Net earnings	$27,943	23,173	28,213	23,173

Note 1: Adjusted net earnings of $28.2 million in Q3 2023 exclude $0.01 per share of after-tax charges consisting mainly of Corporate acquisition related costs.

EBITDA Reconciliation to Net earnings:			Q3 2023 -	Q3 2022 -
	Q3 2023	Q3 2022	As Adj	As Adj
Consolidated EBITDA	$50,790	42,788	51,140	42,788
Less: Depr & Amort	(12,789)	(11,955)	(12,789)	(11,955)
Consolidated EBIT	38,001	30,833	38,351	30,833
Less: Interest expense	(2,495)	(1,331)	(2,495)	(1,331)
Less: Income tax expense	(7,563)	(6,329)	(7,643)	(6,329)
Net earnings	$27,943	23,173	28,213	23,173

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Business Segment Information (Unaudited)

(Dollars in thousands)

	GAAP		As Adjusted
	YTD Q3 2023	YTD Q3 2022	YTD Q3 2023	YTD Q3 2022
Net Sales
Aerospace & Defense	$285,434	247,671	285,434	247,671
USG	240,172	194,877	240,172	194,877
Test	157,780	158,456	157,780	158,456
Totals	$683,386	601,004	683,386	601,004

EBIT
Aerospace & Defense	$52,996	45,042	53,995	45,377
USG	50,543	37,840	50,673	38,307
Test	21,280	20,813	21,280	20,813
Corporate	(40,642)	(34,604)	(38,129)	(34,299)
Consolidated EBIT	84,177	69,091	87,819	70,198
Less: Interest expense	(6,422)	(3,084)	(6,422)	(3,084)
Less: Income tax expense	(17,207)	(14,727)	(18,045)	(14,982)
Net earnings	$60,548	51,280	63,352	52,132

Note 1: Adjusted net earnings of $63.4 million in YTD Q3 2023 exclude $0.11 per share of after-tax charges consisting of $0.06 of executive management transition costs at Corporate, $0.02 of CMT acquisition inventory step-up charges, $0.02 of restructuring charges within the A&D segment and $0.01 of Corporate acquisition related costs.

Note 2: Adjusted net earnings of $52.1 million in YTD Q3 2022 exclude $0.03 per share of after-tax charges associated with the Altanova & NEco acquisition inventory step-up charges and Corporate acquisition related costs.

EBITDA Reconciliation to Net earnings:
	YTD Q3 2023	YTD Q3 2022	YTD Q3 2023-As Adj	YTD Q3 2022-As Adj
Consolidated EBITDA	$121,876	105,338	125,518	106,445
Less: Depr & Amort	(37,699)	(36,247)	(37,699)	(36,247)
Consolidated EBIT	84,177	69,091	87,819	70,198
Less: Interest expense	(6,422)	(3,084)	(6,422)	(3,084)
Less: Income tax expense	(17,207)	(14,727)	(18,045)	(14,982)
Net earnings	$60,548	51,280	63,352	52,132

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

	June 30, 2023	September 30, 2022
Assets
Cash and cash equivalents	$56,052	97,724
Accounts receivable, net	192,146	164,645
Contract assets	128,284	125,154
Inventories	192,493	162,403
Other current assets	24,847	22,696
Total current assets	593,822	572,622
Property, plant and equipment, net	155,337	155,973
Intangible assets, net	398,418	394,464
Goodwill	505,590	492,709
Operating lease assets	40,314	29,150
Other assets	10,028	9,538
	$1,703,509	1,654,456

Liabilities and Shareholders' Equity
Current maturities of long-term debt	$20,000	20,000
Accounts payable	76,761	78,746
Contract liabilities	122,526	125,009
Other current liabilities	89,664	94,374
Total current liabilities	308,951	318,129
Deferred tax liabilities	78,585	82,023
Non-current operating lease liabilities	36,815	24,853
Other liabilities	44,115	48,294
Long-term debt	128,000	133,000
Shareholders' equity	1,107,043	1,048,157
	$1,703,509	1,654,456

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Nine Months Ended June 30, 2023	Nine Months Ended June 30, 2022
Cash flows from operating activities:
Net earnings	$60,548	51,280
Adjustments to reconcile net earnings to net cash (used) provided by operating activities:
Depreciation and amortization	37,699	36,247
Stock compensation expense	7,007	5,318
Changes in assets and liabilities	(72,346)	(60,172)
Effect of deferred taxes	(3,706)	9,020
Net cash provided by operating activities	29,202	41,693

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(17,694)	(15,592)
Capital expenditures	(16,993)	(25,893)
Additions to capitalized software	(9,263)	(9,359)
Net cash used by investing activities	(43,950)	(50,844)

Cash flows from financing activities:
Proceeds from long-term debt	88,000	111,000
Principal payments on long-term debt and short-term borrowings	(93,000)	(64,000)
Dividends paid	(6,189)	(6,219)
Purchases of common stock into treasury	(12,401)	(19,878)
Other	(2,557)	(2,787)
Net cash (used) provided by financing activities	(26,147)	18,116

Effect of exchange rate changes on cash and cash equivalents	(777)	(4,178)

Net (decrease) increase in cash and cash equivalents	(41,672)	4,787
Cash and cash equivalents, beginning of period	97,724	56,232
Cash and cash equivalents, end of period	$56,052	61,019

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Other Selected Financial Data (Unaudited)

(Dollars in thousands)

Backlog And Entered Orders - Q3 2023	Aerospace & Defense	USG	Test	Total
Beginning Backlog - 4/1/23	$435,246	142,696	162,919	740,861
Entered Orders	81,936	85,510	45,851	213,297
Sales	(103,469)	(89,966)	(55,314)	(248,749)
Ending Backlog - 6/30/23	$413,713	138,240	153,456	705,409

Backlog And Entered Orders - YTD Q3 2023	Aerospace & Defense	USG	Test	Total
Beginning Backlog - 10/1/22	$408,269	128,156	158,597	695,022
Entered Orders	290,878	250,256	152,639	693,773
Sales	(285,434)	(240,172)	(157,780)	(683,386)
Ending Backlog - 6/30/23	$413,713	138,240	153,456	705,409

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures (Unaudited)

EPS – Adjusted Basis Reconciliation – Q3 2023
EPS – GAAP Basis – Q3 2023	$1.08
Adjustments (defined below)	0.01
EPS – As Adjusted Basis – Q3 2023	$1.09

Adjustments exclude $0.01 per share consisting mainly of Corporate acquisition related costs in the third quarter of 2023.
The $0.01 of EPS adjustments per share consists of $350K of pre-tax charges offset by $80K of tax benefit for net impact of $270K.

EPS – Adjusted Basis Reconciliation – YTD Q3 2023
EPS – GAAP Basis – YTD Q3 2023	$2.34
Adjustments (defined below)	0.11
EPS – As Adjusted Basis – YTD Q3 2023	$2.45

Adjustments exclude $0.11 per share consisting of executive management transition costs at Corporate, CMT acquisition inventory step-up charges and restructuring charges within the A&D segment, and Corporate acquisition costs in the first nine months of 2023.
The $0.11 of EPS adjustments per share consists of $3,642K of pre-tax charges offset by $838K of tax benefit for net impact of $2,804K.

EPS – Adjusted Basis Reconciliation – YTD Q3 2022
EPS – GAAP Basis – YTD Q3 2022	$1.97
Adjustments (defined below)	0.03
EPS – As Adjusted Basis – YTD Q3 2022	$2.00

Adjustments exclude $0.03 per share consisting of Altanova & NEco acquisition inventory step-up charges and Corporate related acquisition costs in the first nine months of 2022.
The $0.03 of EPS adjustments per share consists of $1,107K of pre-tax charges offset by $255K of tax benefit for net impact of $852K.